SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report July 21, 2003 (Date of Earliest event reported)

FIRST NORTHERN COMMUNITY BANCORP

(Exact name of registrant as specified in its charter)

California	000-30707	68-0450397
(State of Incorporation)	(Commission File No.)	(IRS Employer ID Number)

First Northern Community Bancorp 195 North First Street, P.O. Box 547, Dixon, California	95620
(Address of principal executive offices)	(Zip Code)

(707) 678-3041

(Registrant’s telephone number, including area code)

Item 5.	Other Events

Press release on the following article:

Contact:	Kimberly A. DeBra	July 21, 2003
Vice President/Marketing
	& Corporate Communications FIRST NORTHERN BANK P.O. Box 547 Dixon, California (707) 678-3041	FOR IMMEDIATE RELEASE

First Northern Bank to Open Real Estate Loan Office in Woodland

First Northern Bank today announced its plans to open a full service real estate loan production office in Woodland. The new loan office is expected to open in mid-August and will be located within the same commercial office complex as the Bank’s Woodland Branch. The address for the Bank’s new Real Estate Loan Office will be 30 W. Main Street, Suite A, Woodland, California 95695. First Northern Bank’s history of servicing the Woodland community, coupled with the continued growth of the Woodland housing market prompted this decision to expand the Bank’s real estate loan service for the community. The Bank ranks among the top local real estate loan producers in Yolo and Solano County. Experienced real estate loan professionals currently located at the Bank’s Davis Real Estate Loan Office, Davis Branch and Woodland Branch will be the core team to begin the new Woodland Real Estate Loan Office. The team includes: Doug Shepard, Vice President/Manager; Tom McLaughlin, Tanya McKay and Lori Bradford, Real Estate Loan Representatives; and Kathy Dozier and Hanna Ruport, Loan Processors. All employees staffing the new Woodland Real Estate Loan Office reside in Woodland, except Kathy Dozier, who lives in Winters.

The new office will be the Bank’s fifth full service real estate loan production office that originates, processes, underwrites and funds a full range of residential, construction, and commercial real estate loan products. First Northern also has the ability to broker loans through a network of wholesale lenders, giving customers an even greater variety of loan products. The Bank’s other real estate loan offices are located in Davis, Vacaville, Roseville and El Dorado Hills. Real Estate Loan Representatives also serve customers on a full-time basis at First Northern Bank’s West Sacramento, Fairfield and Suisun City Branches, as well as by appointment at the Bank’s other branches. First Northern Bank, a wholly owned subsidiary of First Northern Community Bancorp (FNRN), is a state-of-the-art independent community bank established in 1910. The Bank serves Yolo, Solano, Sacramento, Placer and El Dorado Counties. First Northern has ten branches located in Woodland, Davis, West Sacramento, Winters, Fairfield, Vacaville, Suisun City, Dixon and Sacramento. The Bank has an SBA Loan Office and an Asset Management & Trust Department in Sacramento. In addition to providing traditional banking products and services, First Northern Bank offers non-FDIC insured Investment and Brokerage Services at each branch location. The Bank can be found on the Web at www.thatsmybank.com.

The following appears in accordance with the Private Securities Litigation Reform Act of 1995.

This document may include certain “forward-looking statements” about the Company. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. More detailed information about those factors is contained in First Northern’s most recent reports filed with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in First Northern’s most recent reports on Form 10-K and Form 10-Q.

First Northern disclaims any intent or obligation to update these forward-looking statements.

END

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NORTHERN COMMUNITY BANCORP (Registrant)

Date:	July 21, 2003	By:	/s/ LOUISE A. WALKER
Louise A. Walker Senior Vice President Chief Financial Officer